Exhibit 5.3

June 14, 2024

VIA SEDAR+ and EDGAR

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Ontario Securities Commission

Autorité des marchés financiers (Québec)

Nova Scotia Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland and Labrador)

Office of the Yukon Superintendent of Securities

Northwest Territories Office of the Superintendent of Securities

Office of the Superintendent of Securities Nunavut

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Solaris Resources Inc. (the “Company”)
Final Base Shelf Prospectus – Consent of Expert

In connection with the Company’s final base shelf prospectus dated June 14, 2024 including the documents incorporated by reference therein (collectively, the “Prospectus”) and the Company’s registration statement on Form F-10, which includes the Prospectus (the “Registration Statement”), I, Jorge Fierro, M.Sc., DIC, PG, Vice President Exploration of the Company and a “qualified person”, as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects, hereby consent to the use of my name in connection with references to my involvement in the preparation of certain technical information in the Prospectus and the Registration Statement, to references to such technical information in the Prospectus and the Registration Statement and to the inclusion of such technical information in the Prospectus and the Registration Statement.

I also hereby confirm that I have read the Prospectus and the Registration Statement, and I have no reason to believe there are any misrepresentations in the information contained therein that are derived from the technical information that I am responsible for preparing, or that are within my knowledge as a result of the services I performed in connection with the technical information.

Yours truly,

/s/ Jorge Fierro
Jorge Fierro, M.Sc., DIC, PG
Solaris Resources Inc.